CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-273148 on Form S-6 of our report dated September 8, 2023, relating to the financial statement of FT 10930, comprising Dow(R) Target 10 Sept. '23 - Term 10/9/24 (The Dow(R) Target 10 Portfolio, September 2023 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 8, 2023